ABS Corporation	Page 1
Banc One Home Equity Loan Trust 1998-1
P & S Agreement Date:	August 31, 1998
Original Settlement Date:	September 24, 1998
Series Number of Certificates:
Original Collateral Sale Balance	$867,346,931.20

Statement to Certificateholders (Page 1 of 2)

Distribution Date:		7/21/03

INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.	INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

	Investor Certificate Interest Distributed	0.267856
	Investor Certificate Interest Shortfall Distributed	0.000000
	Remaining Unpaid Investor Certificate Interest Shortfall	0.000000

	Managed Amortization Period ? (Yes=1; No=0)	1
	Investors Certificate Principal Distributed	6.126355
	Principal Distribution Amount	6.100560
	Maximum Principal Payment	10.731440
	Alternative Principal Payment	6.100560
	Principal Collections less Additional Balances	6.100560
	Investor Loss Amount Distributed to Investors	0.166811
	Accelerated Principal Distribution Amount	-0.141016
	Credit Enhancement Draw Amount	0.00

	Total Amount Distributed to Certificateholders (P & I)	6.394211

B.	INVESTOR CERTIFICATE PRINCIPAL BALANCE

	Beginning Investor Certificate Balance	195,308,925.13
	Ending Investor Certificate Balance	190,101,523.12
	Beginning Invested Amount	199,804,526.99
	Ending Invested Amount	194,477,261.51
	Investor Certificateholder Floating Allocation Percentage	92.2228%
	Pool Factor	0.2236489
	Liquidation Loss Amount for Liquidated Loans	153,746.28
	Unreimbursed Liquidation Loss Amount	0.00

C.	POOL INFORMATION

	Beginning Pool Balance	216,654,157.97
	Ending Pool Balance	211,314,935.33
	Servicing Fee	90,272.57

D.	INVESTOR CERTIFICATE RATE

	Investor Certificate Rate	1.353750%
	LIBOR Rate	1.103750%
	Maximum Rate	4.441693%

E.	DELINQUENCY & REO STATUS

	Delinquent 30-59 days
	No. of Accounts	104
	Trust Balances	3,199,578.65
	Delinquent 60-89 days
	No. of Accounts	41
	Trust Balances	1,097,512.29
	Delinquent 90+ days
	No. of Accounts	144
	Trust Balances	4,946,546.36
	Delinquent 9+ Months
	No. of Accounts	0
	Trust Balances	0
	REO
	No. of Accounts	0
	Trust Balances	0.00

ABS Corporation	Page 2
Banc One Home Equity Loan Trust 1998-1
P & S Agreement Date:	August 31, 1998
Original Settlement Date:	September 24, 1998
Series Number of Certificates:
Original Collateral Sale Balance	$867,346,931.20

Statement to Certificateholders (Page 2 of 2)

Distribution Date:	7/21/03

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and certifies to the best of his knowledge and belief that information is true and correct this 16th day of July 2003

Bank One, N.A. as Servicer

/s/ Michael J. Grubb
Michael J. Grubb First Vice President

Distribution List:

Keith Richardson—Bank One, N.A.